OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219

_______________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007
_______________

1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 4.01 Changes in Registrant's Certifying Accountant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 16.1     Letter regarding change in certifying accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: July 13, 2007	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer

Exhibit 16.1

July 13, 2007

Office of the Comptroller
Washington, D.C. 20219

We have read the statements made by 1st Century Bank, N.A. (copy attached), which we understand will be filed with the Comptroller, pursuant to Item 4.01 of Form 8-K, as part of the Bank's Form 8-K/A report dated July 13, 2007 as filed on July 13, 2007. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Grant Thornton LLP